As filed with the Securities and Exchange Commission on June 21, 2000

                           Registration No. 333-24477

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 2
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of Registrant as specified in its charter)

           Delaware                           16-1158413
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)

                               315 Science Parkway
                            Rochester, New York 14620
                                 (716) 256-0200
                   (Address, including zip code, and telephone
                         number, including area code, of
                        Registrant's principal executive
                                    offices)

                     Performance Technologies, Incorporated
                     Amended and Restated Stock Option Plan
                            (Full title of the Plan)

                                Donald L. Turrell
                             Chief Executive Officer
                     Performance Technologies, Incorporated
                               315 Science Parkway
                            Rochester, New York 14620
                                 (716) 256-0200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

Title of                     Proposed Maximum Proposed Maximum   Amount of
Securities to  Amount to be  Offering Price   Aggregate Offering Registration
be Registered  Registered    per share(1)     Price (1)          Fee
============== ============  ================ ================== ============
Common Stock,      500,000   $9.2505         $4,625,250         $1,286
par value $.01
per share

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 and based on the high and low prices of the Registrant's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market System on June 15, 2000.


           In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the stock option plan described herein.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 relates to an amendment to the Performance Technologies, Incorporated Amended and Restated Stock Option Plan that increased the number of shares of common stock, par value $.01 per share (the "Common Stock"), to be issued thereunder by 500,000 shares. The contents of the Company's Registration Statement on Form S-8 (File No. 333-24477), filed with the Securities and Exchange Commission ("SEC") on April 3, 1997, as amended by Amendment No. 1 to Form S-8, filed with the SEC on July 25, 1997, are hereby incorporated by reference pursuant to Instruction E to Form S-8. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 500,000 shares of Common Stock not previously registered.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference

        The following documents of the Registrant previously filed with the Securities and Exchange Commission are incorporated herein by reference:

        (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

        (b) the description of the Registrant's Common Stock, par value $.01 per share, contained in Item 1 of the Registrant's Registration Statement on Form 8-A (Registration No. 0-27460), filed with the Securities and Exchange Commission on December 28, 1995.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement (and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        With respect to indemnification of directors and officers, Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws, as amended (the "By-laws") provide for limitation of the liability of directors to the Company and its stockholders and for indemnification of directors, officers, employees and agents of the Company, respectively, to the maximum extent permitted by the DGCL.

        The Certificate of Incorporation provides that directors are not liable to the Company or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for dividend payments or stock repurchases in violation of Delaware law, or (d) for any transaction from which the director derived any improper personal benefit.

        The By-laws include provisions by which the Company will indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement with respect to threatened, pending or completed suits or proceedings against such persons by reason of serving or having served the Company as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, lawfully or in the best interests of the Company. With respect to matters to which the Company's officers, directors, employees, agents or other representatives are determined to be liable for misconduct or negligence in the performance of their duties, the By-laws provide for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

(4)    Instruments defining the rights of security holders, including indentures

      (4.1)   Restated Certificate of Incorporation of the Registrant
              (Exhibit 3.1)1

      (4.2)   Certificate of Amendment of the Registrant (Exhibit 3.2)2

      (4.3)   Amended By-laws of the Registrant (Exhibit 3.2) 1

      (4.4)   Form of Common Stock Certificate of the Registrant (Exhibit 4.1) 1

      (4.5)   Amended and Restated Stock Option Plan (Exhibit 4.2)1

      (4.6) June 1998 Amendment to Amended and Restated Stock Option Plan (Exhibit 4.3)2

      (4.7) February 2000 Amendment to Amended and Restated Stock Option Plan (Exhibit 4.4)2

(5)     Opinion re legality

      *(5.1)  Opinion of Harter, Secrest & Emery LLP

(15)    Letter re unaudited interim financial information

        Not applicable.

(23)    Consents of experts and counsel

      *(23.1) Consent of PricewaterhouseCoopers LLP

      *(23.2) Consent of Harter, Secrest & Emery LLP[contained in Exhibit(5.1)]

(24)    Power of Attorney

        Not applicable

(99)    Additional Exhibits

        Not applicable
----------------------------

        *  Exhibit filed with this Registration Statement.

        1 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 33-99684). The exhibit number contained in parenthesis refers to the exhibit number in such Registration Statement.

        2 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The exhibit number contained in parenthesis refers to the exhibit number in such Annual Report.

Item 9. Undertakings

        (a) The  undersigned   Registrant  hereby  undertakes  (subject  to  the
provision contained in Item 512(a) of Regulation S-K):

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 21st day of June, 2000.

                     Performance Technologies, Incorporated

                                       By:
                                Donald L. Turrell
                      President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 21st day of June, 2000.



   Signature                                   Title


/s/CHARLES E. MAGINNESS                     Chairman of the Board
-----------------------
Charles E. Maginness


/S/DONALD L. TURRELL                        President, Chief Executive Officer
-----------------------                     and Director
Donald L. Turrell


/s/DORRANCE W. LAMB                         Chief Financial Officer, and
-----------------------                     Vice President of Finance
Dorrance W. Lamb


/s/BERNARD KOZEL                            Director
-----------------------
Bernard Kozel


/s/JOHN E. MOONEY                           Director
-----------------------
John E. Mooney


/s/JOHN M. SLUSSER                          Director
-----------------------
John M. Slusser


/S/PAUL L. SMITH                            Director
-----------------------
Paul L. Smith

                                   EXHIBIT 5.1

                     Opinion of Harter, Secrest & Emery LLP


                                  June 21, 2000

Performance Technologies, Incorporated
315 Science Parkway
Rochester, New York 14620

================================================================================
        Re:    Performance Technologies, Incorporated
================================================================================

Ladies & Gentlemen:

        You have requested our opinion in connection with your Registration Statement on Form S-8, filed under the Securities Act of 1933, as amended (the "Registration Statement"), with the Securities and Exchange Commission in respect of the proposed issuance by Performance Technologies, Incorporated (the "Company") of up to an additional 500,000 shares of Common Stock, par value $.01 per share, of the Company pursuant to the Company's Amended and Restated Stock Option Plan.

        We have examined the following corporate records and proceedings of the Company in connection with the preparation of this opinion: its Certificate of Incorporation as amended and restated to date; its By-laws as currently in force and effect; its minute books, containing minutes and records of other proceedings of its stockholders and its Board of Directors, from the date of incorporation to the date hereof; the Registration Statement and the related exhibits thereto; applicable provisions of the laws of the State of Delaware; and such other documents and matters as we have deemed necessary.

        In rendering this opinion, we have made such examination of laws as we have deemed relevant for the purposes hereof. As to various questions of fact material to this opinion, we have relied upon representations and/or certificates of officers of the Company, certificates and documents issued by public officials and authorities, and information received from searchers of public records.

        Based upon and in reliance on the foregoing, we are of the opinion that:

               1. The Company is validly existing under the laws of the State of Delaware as of June 20, 2000.

                2. The Company has the authority to issue an aggregate of 500,000 shares of Common Stock upon the effectiveness of the Registration Statement.

               3. The shares of Common Stock to be sold by the Company upon the effectiveness of the Registration Statement will, when sold and paid for as described in the Registration Statement, be validly authorized, legally issued and outstanding, and fully paid and non-assessable.

        We hereby consent to being named in the Registration Statement as attorneys who will, for the Company, pass upon the validity of the issuance of shares of Common Stock offered thereby, and we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                Very truly yours,

                                /s/  Harter, Secrest & Emery LLP

                                  EXHIBIT 23.1

                      Consent of PricewaterhouseCoopers LLP

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 333-24477) of our report dated January 31, 2000 relating to the financial statements and financial statement schedules of Performance Technologies, Inc., which appears in Performance Technologies, Inc.'s 1999 Annual Report on Form 10-K for the year ended December 31, 1999.




PricewaterhouseCoopers LLP

Rochester, New York
June 21, 2000